Exhibit 99.2
1 Amcor and Berry to combine Investor presentation November 19, 2024 Powerful transformation partner for customers, consumers, and the Planet

Disclaimers Important Information for Investors and Shareholders This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the US Securities Act of 1933, as amended, and otherwise in accordance with applicable law. In connection with the proposed transaction between Amcor plc (“Amcor”) and Berry Global Group, Inc. (“Berry”), Amcor and Berry intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including, among other filings, an Amcor registration statement on Form S-4 that will include a joint proxy statement of Amcor and Berry that also constitutes a prospectus of Amcor with respect to Amcor’s ordinary shares to be issued in the proposed transaction, and a definitive joint proxy statement/prospectus, which will be mailed to shareholders of Amcor and Berry (the “Joint Proxy Statement/Prospectus”). Amcor and Berry may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Amcor or Berry may file with the SEC. INVESTORS AND SECURITY HOLDERS OF AMCOR AND BERRY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Amcor or Berry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amcor will be available free of charge on Amcor’s website at amcor.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings.” Copies of the documents filed with the SEC by Berry will be available free of charge on Berry’s website at berryglobal.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.” Certain Information Regarding Participants Amcor, Berry, and their respective directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of Amcor and Berry in connection with the proposed transaction. Information about the directors and executive officers of Amcor is set forth in its Annual Report on Form 10-K for the year ended June 30, 2024, which was filed with the SEC on August 16, 2024 and its proxy statement for its 2024 annual meeting, which was filed with the SEC on September 24, 2024. Information about the directors and executive officers of Berry is set forth in its Annual Report on Form 10-K for the year ended September 30, 2023, which was filed with the SEC on November 17, 2023, its proxy statement for its 2024 annual meeting, which was filed with the SEC on January 4, 2024, and its Current Reports on Form 8-K, which were filed with the SEC on February 12, 2024, April 11, 2024, September 6, 2024 and November 4, 2024. To the extent holdings of Amcor’s or Berry’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Amcor and Berry, including a description of their direct or indirect interests, by security holdings or otherwise, and other information regarding the potential participants in the proxy solicitations, which may be different than those of Amcor’s shareholders and Berry’s stockholders generally, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Amcor’s or Berry’s website as described above. Cautionary Statement Regarding Forward-Looking Statements This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “should,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Amcor’s and Berry’s business and future financial and operating results and prospects, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing in connection with the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction and the closing date for the proposed transaction, are based on the current estimates, assumptions and projections of the management of Amcor and Berry, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond Amcor’s and Berry’s control. None of Amcor, Berry or any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor or Berry. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor’s and Berry’s businesses, the proposed transaction and the ability to successfully complete the proposed transaction and realize its expected benefits. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the risk that the conditions to the completion of the proposed transaction (including shareholder and regulatory approvals) are not satisfied in a timely manner or at all; the risks arising from the integration of the Amcor and Berry businesses; the risk that the anticipated benefits of the proposed transaction may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the proposed transaction; the risk of litigation related to the proposed transaction; the risks related to disruption of management’s time from ongoing business operations as a result of the proposed transaction; the risk that the proposed transaction may have an adverse effect on the ability of Amcor and Berry to retain key personnel and customers; general economic, market and social developments and conditions; the evolving legal, regulatory and tax regimes under which Amcor and Berry operate; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Amcor’s and/or Berry’s financial performance; and other risks and uncertainties identified from time to time in Amcor’s and Berry’s respective filings with the SEC, including the Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the proposed transaction. While the list of risks presented here is, and the list of risks presented in the Joint Proxy Statement/Prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties, and other risks may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made only as of the date hereof and neither Amcor nor Berry undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Note Regarding Use of Non-GAAP Financial Measures In addition to the financial measures presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), this communication includes certain non-GAAP financial measures (collectively, the “Non-GAAP Measures”), such as EBIT, EBITDA, Adjusted EBITDA, free cash flow and return on investment. These Non-GAAP Measures should not be used in isolation or as a substitute or alternative to results determined in accordance with U.S. GAAP. In addition, Amcor’s and Berry’s definitions of these Non-GAAP Measures may not be comparable to similarly titled non-GAAP financial measures reported by other companies. It should also be noted that projected financial information for the combined businesses of Amcor and Berry is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. These measures are provided for illustrative purposes, are based on an arithmetic sum of the relevant historical financial measures of Amcor and Berry and do not reflect pro forma adjustments. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Amcor or Berry. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing of the proposed transaction may not be satisfied; a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Amcor is unable to achieve the synergies and value creation contemplated by the proposed transaction; Amcor is unable to promptly and effectively integrate Berry’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company declines following the proposed transaction; legal proceedings are instituted against Amcor, Berry or the combined company; Amcor, Berry or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed transaction has a negative effect on the market price of the capital stock of Amcor and Berry or on Amcor’s and Berry’s operating results. 2

3 Today’s presenters Peter Konieczny Chief Executive Officer Michael Casamento Chief Financial Officer Mark Miles Chief Financial Officer Kevin Kwilinski Chief Executive Officer

A more sustainable and better future is something our customers and our partners are striving for. So, we’re here to enable that future. To anticipate their demands, to make it possible. We’re elevating brands, shaping lives, and protecting Earth with every solution. 4

5 We’re transforming the way the world thinks about its packaging. We’re accelerating our innovation and pushing boundaries. Not on the horizon, not tomorrow, but right now. And that’s our new commitment: to act today while we also work towards an ideal future. 5

6 It's not incremental change for us; it's a fundamental shift in how we think and act. We’re bringing unprecedented innovation expertise and investment to solve the most challenging technical problems we face. We’re proving that circular packaging is possible at scale and we’re driving demand for recycled materials. Join us as we accelerate towards a brighter, more sustainable future, together, right now. 6

7

Highly complementary and financially compelling combination 8 Transaction overview • All-stock combination of Amcor and Berry • Berry shareholders to receive a fixed exchange ratio of 7.25x Amcor shares for each Berry share • Amcor and Berry shareholders will own ~62% and ~38% of the combined company, respectively Combined scale to accelerate growth and better serve customers • Combined Revenue of ~$24 billion and Adjusted EBITDA of $4.3 billion1, 2 (~18% margin) • Annual combined cash flow of $3+ billion3 • ~$180 million of combined annual R&D spend, with 10 innovation centers worldwide, ~1,500 R&D professionals and 7,000+ patents, registered designs, and trademarks • ~70,000 employees, ~400 production facilities servicing 140+ countries and over 20,000 customers • Unlocks further opportunities to refine portfolio, enhancing focus on high-growth, high-margin categories Enhanced Shareholder Value Creation Model • $650 million per annum in earnings impact from synergies by end of year 3 • $280 million of one-time cash benefits from working capital efficiencies to offset costs to achieve synergies • Over 35% adj. cash EPS accretion4 and double-digit Return on Investment5 • Commitment to investment grade balance sheet • Continue to grow dividend per share • Enhances long-term Shareholder Value Creation Model from 10 – 15% to 13 – 18% per annum 1 Represents LTM 30-Sep-2024 financials. 2 Assumes $530 million in run-rate cost synergies and $60 million earnings impact from $280 million in incremental growth synergies by end of year three. $280 million in growth synergies expected to build to $400+ million by year 4. 3 Defined as combined operating cash flow including run-rate synergies, after interest and tax, before capital expenditures. 4 Accretion inclusive of run-rate impact of synergies and is relative to Amcor’s LTM 30-Sep-2024 standalone EPS. 5 Return on investment after three years calculated as synergized adjusted EBIT divided by transaction enterprise value including transaction fees and cost to achieve synergies (based on Amcor share price on day prior to announcement of transaction). Transaction overview Combined scale to accelerate growth and better serve customers Enhanced Shareholder Value Creation Model

Highly attractive 9 combined financial profile 1 Includes run-rate synergies by the end of year 3. Includes $530 million in run-rate cost synergies and $60 million earnings impact from $280 million in incremental growth synergies. $280 million in growth synergies expected to build to $400+ million by year 4. 2 Cash flow and Adj. Cash EPS include $60 million in additional financial synergies by year 3. 3 Defined as combined operating cash flow including run-rate synergies, after interest and tax, before capital expenditures. 4 Accretion inclusive of run-rate impact of synergies and is relative to Amcor’s LTM 30-Sep-2024 standalone EPS. 300+ bps EBITDA margin expansion1 ~$180 million Annual R&D investment $3+ billion Annual Cash Flow1, 2, 3 Over 35% Adj. Cash EPS Accretion1, 2, 4 Amcor Combined LTM 30-Sep-2024 Revenue ($ in billions) $13.6 $10.1 $0.3 $23.9 EBITDA ($ in billions) $2.0 $1.7 $0.6 $4.3 % Margin 15% 17% - 18% R&D Investment ($ in millions) $100 $80 - $180 Berry (+) Synergies1 Combined

10 Enhancing customer value proposition as a global leader in packaging solutions Better Business with greater capabilities, broader scale, and safer supply chains Accelerating Growth with highly complementary portfolio and innovation platforms Innovation and Sustainability investment unlocks portfolio transformation Creating Value that matters 1 2 3 4 Aligned with Amcor strategy Higher growth, higher margin Sustainability focus Highly attractive economics

Combining highly complementary businesses to accelerate the possible. Right now. Global flexibles Regional containers Leading protein, liquids, and healthcare solutions Scaled material science and R&D platform Global containers and closures Regional flexibles Attractive foodservice, beauty, and healthcare solutions Specialized tooling, design and multi-component assembly capabilities Aligned values and culture Complementary portfolio and footprint Safety excellence Customer passion Sustainability imperative Innovation focus Better Business Accelerating Growth Innovation & Sustainability Value Creation 11

Complementary leadership serving customers in consumer and healthcare 12 Amcor Leadership Berry Leadership Strategic partner to consumers’ most trusted brands Highly differentiated and complementary solutions Better Business Accelerating Growth Innovation & Sustainability Value Creation Global Flexibles Global Healthcare Flexibles Global Specialty Cartons Global Consumer Products Global Containers and Closures Global Growing Healthcare Devices

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Bringing global capabilities to local brands and local access to global brands

~400
Production facilities

Supply chain resilience
in a dynamic world

140+
Countries serviced

~70,000
Global employees

Combined Revenue of $24 billion


~30%
Western Europe
~50%
North America
~20%
Emerging Markets

Countries serviced

Note: Percentages represent estimated LTM 30-Sep-2024 combined revenues based on product location.

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

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Differentiated platform for growth across two strategically attractive segments

Flexibles

~60%

- Scale, breadth, and leadership
- Multiple substrates expertise
- Leader in high barrier
- Best-in-class innovation
- Extensive IP catalogue
- Advanced digital printing capabilities

~$3 billion Healthcare Platform

- Combined flexibles, containers and closures, dispensing systems, and drug delivery devices
- Multi-component assembly capabilities
- Supply chain certainty
- Best-in-class technology and R&D
- Regulatory expertise

Containers and Closures

~40%

- Complete packaging solutions
- Multiple substrates expertise
- Wide range of technologies
- Toolmaking, design, and innovation capabilities
- Regulatory and lightweighting expertise



Note: Percentages represent LTM 30-Sep-2024 combined revenues.

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

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Serving customers in attractive high growth, high margin categories








	Healthcare	**Protein**	**Beauty and Personal Care**	**Liquids**	**Foodservice**	**Pet Food**
Key growth drivers	Anti-counterfeiting	Food safety and fresh protein consumption	Social media influence	Organic food safety	On-the-go, convenient consumption	Humanization and premiumization
	Aging population and increased access	Customer automation	Personalization (also for men / for all genders)	More sustainable formats (recyclability, PCR, lightweighting)	Affordability and accessibility	Demand for eco-friendly products
	Regulatory expertise	More sustainable formats (recyclability, PCR)	More sustainable formats (fiber, recyclability, PCR, refillable)	Convenient consumption	More sustainable formats (fiber, recyclability, PCR)	Organic, natural, and fresh pet food
Estimated Combined Revenue	~$3 billion	~$2 billion	~$2 billion	~$1 billion	~$1 billion	~$400 million
Category Growth[1]	5-7%	3-4%	3-4%	3-4%	4-5%	5-6%

Note: Estimated combined revenues as of LTM 30-Sep-2024. [1] Expected '23A – '28E category growth rates per leading consulting firm.

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

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Enabling customers to expand globally with strengthened platform in higher growth emerging markets





	Eastern Europe	Asia	Latin America
Combined Revenue	~$1 billion	~$2 billion	~$2 billion
Site Locations Amcor | Berry	9 | 12	31 | 12	48 | 3

Selected growth opportunities examples

- Sell Berry's advanced containers and healthcare solutions... + ...in LatAm using Amcor's localized go-to-market expertise
- Leverage Amcor's product launch capabilities + ...and Berry's Asian healthcare site capacity to increase sales

Note: Estimated combined Revenues as LTM 30-Sep-2024.

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

Revolutionizing 17 product development for customers AI-enabled design, research, and technologies Leading scientific expertise in multi-material Consumer-insight driven innovation through Catalyst Corporate venturing platform $180 million Annual R&D spend 10 Innovation centers worldwide ~1,500 R&D professionals 7,000+ Patents, registered designs, and trademarks Better Business Accelerating Growth Innovation & Sustainability Value Creation

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Combined portfolio of innovative sustainable solutions

amcor



AmFiber™
Paper-based packaging solutions

Berry



ClariPPil™
Fully recyclable, high-performance pill bottles

amcor



AmPrima™
Recycle-ready high-performance pouches, durable and heat resistant

Berry



RS01X™
Best-in-class inhaler with data and connectivity

amcor



AmLite HeatFlex™
Recyclable solution for heat-treated foods

Berry



True™
Refillable deodorant solution

amcor



PrimeSeal™
PVDC-free shrink bags for fresh and processed protein applications

Berry



Wave2cc™
Recyclable lock-up automatic wellness dispenser and applicator amcor



AmSky™
Recycle-ready, vinyl-free polyethylene thermoform blister and lidding film

Non-exhaustive

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

19 Extending R&D reach across the combined portfolio with external partnerships Substrates and barriers Fiber Recycling Digital solutions Adjacent technology Biomaterials innovation technology to convert plant waste into chemicals used in packaging Atomic layer decomposition technology Cutting-edge dry-molded fiber technology AI-powered system to analyze, categorize and sort waste Next-gen technology for recycling end-of-life plastic Digital chip technology enabling product traceability and information transfer Unique solar photovoltaic film solutions for panels are lightweight and flexible for use in a variety of grid spaces to replace diesel generators ‘Packaging as a service’ with smart reusable packaging solution driving significant reduction in carbon footprint Better Business Accelerating Growth Innovation & Sustainability Value Creation Circular polymers recycling facility in the United Kingdom Highly technical mobile e-Commerce sales platform Sustainability Digital Disruption

20 Packaging that protects Earth is possible. Right now. Better Business Accelerating Growth Innovation & Sustainability Value Creation Our combined strengths and leadership unlock greater sustainability across the industry Unlocking breakthroughs, together Unmatched innovation capabilities and investment capacity to solve the toughest technical challenges Developing unique solutions across multiple materials to reduce environmental impact without compromising functionality Partnering for transformative change Championing effective, harmonized policy to create markets and incentives that drive circularity and decarbonization Partnering to establish new packaging standards and increase stewardship through policy advocacy Making circularity possible Proving circular packaging is achievable at scale. Creating demand for recycled materials and advancing next-generation recycling technologies Partnering to provide proof-of-concept options for reusable packaging and waste reduction

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Portfolio of more sustainable solutions accelerating change. Right now.

Design for recyclability



AmSky™ Blister System is PVC- and aluminum-free, making it recycle-ready in PE film and rigid HDPE recycling streams



Berry dispensing trigger pump sprayer made from fully recyclable plastic components

Lightweighting



AmPrima® recycle ready pouch with 75% reduction in packaging weight



Berry Slimline lightweight tube closure among the lightest solutions available

PCR


DAIRY MILK

AmFiniti™ enables food grade packaging with 80% recycled content



Berry Total container system with 100% post-consumer resin content

Fiber



AmFiber® delivers unique high barrier paper-based solutions for a broad range of applications

Lower carbon footprint



AmPrima® recycle ready solution with 68% reduction of emissions compared to traditional alternatives



Berry 100% sugarcane-based bottle with significant reduction of emissions and reduced water use

Accelerate the development of more sustainable solutions by combining complementary materials science expertise

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

Compelling financial 22 profile with enhanced shareholder returns Better Business Accelerating Growth Innovation & Sustainability Value Creation Maintain investment grade balance sheet and Amcor’s dividend per share Unlock further opportunities to refine portfolio and enhance focus on growth categories Enhance long-term Shareholder Value Creation Model from 10-15% to 13-18% Revenue growth above market, accelerating by at least 1% $650 million of synergies1 and additional $280 million of one-time cash benefits Over 35% adj. cash EPS accretion3 and double-digit Return On Investment4 $3+ billion of annual cash flow2 1 By the end of year 3. Includes $530 million in run-rate cost synergies, $60 million earnings impact from $280 million in incremental growth synergies, and $60 million in financial synergies by year 3. $280 million in growth synergies expected to build to $400+ million by year 4. 2 Defined as combined operating cash flow including run-rate synergies, after interest and tax, before capital expenditures. 3 Accretion inclusive of run-rate impact of synergies and is relative to Amcor’s LTM 30-Sep-2024 standalone EPS. 4 Return on investment after three years calculated as synergized adjusted EBIT divided by transaction enterprise value including transaction fees and cost to achieve synergies (based on Amcor share price on day prior to announcement of transaction).

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$650 million
of annual earnings impact from synergies by year 3

Run-Rate synergies by end of third year
(40% realized by year 1, 80% by year 2)

$280 million in one-time cash benefits from working capital efficiencies **offsetting costs to achieve synergies**


~$530 million
Operational
~$45 million
G&A
~$160 million
Procurement
~$325 million
Cost synergies
~$60 million
Growth synergies
~$60 million
Financial synergies
~$650 million
Total Run-Rate synergies

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

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Combination will deliver significant uplift in long-term Shareholder Value Creation Model

Accelerated growth platform

$3+ billion annual cash flow[1]

Continue to grow dividend per share

Ability to pursue accretive M&A and/or share repurchases

Amcor current model

Annual cash flow
~$1.5bn

Capital expenditure
~$500-600m

Acquisitions / share repurchases
~$300-400m

Dividend
~$750m

EPS growth
~5-10%

Historical yield
~4-5%

Total shareholder value **~10-15%**

Amcor new model

Annual cash flow[1]
$3+ bn

Capital expenditure
$1+ bn

Acquisitions / share repurchases
$1+ bn

Dividend
~$1.1bn

EPS growth
~10-15%

Yield
~3-4%

Total shareholder value **~13-18%**

Note: Reflects long-term estimates. [1] Defined as combined operating cash flow including run-rate synergies, after interest and tax, before capital expenditures.

Better Business | Accelerating Growth | Innovation & Sustainability | Value Creation

25 Leadership in consumer and healthcare packaging Better Business Accelerating Growth Innovation & Sustainability Value Creation S&P 500 Index Constituent S&P / ASX 200 Constituent S&P 500 Dividend Aristocrat 20+ years Investment Grade Credit Rating $4.3 billion Combined LTM Adj. EBITDA1, 2 $24 billion Combined LTM Revenue1 1 Represents LTM 30-Sep-2024 figures. 2 Includes run-rate synergies by the end of year 3. Includes $530 million in run-rate cost synergies and $60 million earnings impact from $280 million in incremental growth synergies. $280 million in growth synergies expected to build to $400+ million by year 4.

26 Elevating brands Shaping lives Protecting Earth

27 • Global head office located in Zurich, Switzerland • The combined company expects to maintain a significant presence in Evansville, Indiana • Peter Konieczny will serve as Chief Executive Officer, Graeme Liebelt will serve as Chairman of the Board, and Stephen Sterrett will serve as Deputy Chairman of the combined company • Upon completion of the transaction, Amcor’s board of directors will have 11 directors, 4 of whom will be nominated by Berry • Amcor to maintain its primary listing on NYSE and its secondary listing on ASX • Unanimously approved by Board of Directors of both companies • Closing is targeted in the middle of calendar 2025 • Subject to shareholder approvals, regulatory approvals, and satisfaction of other customary closing conditions • Amcor entered into a $3 billion bridge commitment letter to backstop the intended refinancing of a portion of Berry’s outstanding debt. Amcor intends to assume the remainder of Berry’s debt at close Transaction governance, timing, approvals, and other items Governance Timing, approvals, and other items

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Combination with Berry strengthens Amcor's U.S. footprint

Global head office	Zurich, Switzerland
Business group head offices in the U.S.	Deerfield, IL Evansville, IN Ann Arbor, MI Miramar, FL
Primary listing	NYSE

Combined revenue by geography[1]


Rest of World ~50 %
United States ~50 %

Combined fixed assets by geography[1]


Rest of World ~50 %
United States ~50 %

[1] Represents estimated combined LTM 30-Sep-2024 figures.